Exhibit 10.2(d)

R11034 Bank of Beijing

Contract No.: [0528366_004]

Maximum Warranty Contract

(Applicable to an Individual Customer’s Provision of Maximum Warranty Guarantee)

Warrantor   : PAN Dangyu

Creditor:    Bank of Beijing Co., Ltd. Shenzhen Branch

Date of Concluding the Contract:    January 22, 2019

Table of Conditions of Maximum Warranty Contract

Warrantor: PAN Dangyu
Identity certificate type: ID card No.:**
Correspondence address: **
Postal code: 518111 Contact info: **

Creditor (hereinafter referred to as “Bank of Beijing”): Bank of Beijing Co., Ltd. Shenzhen Branch

Legal representative/ person in charge: QU Ruiguang

Correspondence address: First Floor, Bank of Beijing Plaza, China ResourcesMixC T5, No. 9668, Shennan Avenue, Nanshan District, Shenzhen City

Postal code: 518040 Tel.: 0755-23957000 Fax: 0755-23957009

The warrantor and Bank of Beijing (hereinafter collectively referred to as “both parties”) hereby conclude this contract through equality, voluntariness and consensus in the domicile of Bank of Beijing on the date of concluding this contract recorded in the cover page of this contract on the basis of the Guarantee Law of the People’s Republic of China and other laws and regulations in accordance with the following contract conditions and the Basic Terms and Conditions of Maximum Warranty Contract for mutual compliance.

A. Principal debtor:

Spring Power Technology (Shenzhen) Company Limited

B. Guaranteed master contract:

B.1 The guaranteed master contract is the Comprehensive Credit Contract (including this contract and its valid revision and supplementation) with the number of 0528366 as entered into by and between Bank of Beijing (and other branch institutions in the system of Bank of Beijing which obtain the status of creditor according to the agreements hereof, as credit grantor) and the principal debtor, and all specific business contracts concluded under this creditor contract.

B.2 The guaranteed creditor’s rights (scope of guarantee) hereunder is all creditor’s rights of Bank of Beijing (and other branch institutions in the system of Bank of Beijing which obtain the status of creditor according to the agreements hereof) under the master contract, including the principal creditor’s right capital (the maximum limit is (currency) RMB (amount in words) fifty million Yuan only) and interests, penalty interests, liquidated damages, damage compensation, expenses for realizing the creditor’s rights and guarantee rights and interests and other funds.

B.3 The period of occurrence of the guaranteed principal creditor’s right (creditor’s right determination period) is the period under the credit contract as stated in paragraph B.1 hereof when the specific business may occur, namely, Jan. 22, 2019 to Jan. 21, 2020 (the details are subject to the master contract).

B.4 The debt fulfillment period under the master contract is from the date of concluding the master contract (or the date on which the specific business under the master contract occurs; the earlier shall prevail) to the due date of the abovementioned credit contract and the specific business contract, subject to the master contract.

C. The warranty method is whole process warranty.

(1) Whole process warranty: the warranty period is two years from the day of expiration of the debt fulfillment term under the master contract.

(2) Phased warranty: the warranty period is two years from the day of expiration of the debt fulfillment term under the master contract. However, from the day on which the principal debtor duly handles the mortgage registration formalities of property mortgage guarantee required by Bank of Beijing and Bank of Beijing has received the original of the other right certificate of property with Bank of Beijing as the mortgagee first in order, the warrantor’s warranty liability shall be dissolved automatically; but the principal debtor’s debts already due before the day and the debts under the master contract and under this contract incurred due to the warrantor or/ and the principal debtor’s breach of contract before the day, the warrantor shall still assume the warranty liability and the corresponding liability for breach of contract.

U. Annex (the following annex is an integral part of this contract):

XXX

W. Enforcement notarization:

No enforcement notarization is required for this contract.

X. Special agreements:

1. The warrantor confirms the address of delivery of the documents involved in this contract/ agreement and relevant documents and legal instruments when a dispute occurs to this contract/ agreement and legal consequences as follows: (1) it confirms that its valid address of delivery is the address specified in the front of this contract/ agreement. (2) The address of delivery is applicable to the delivery of all kinds of documents during non-litigation and relevant documents and legal instruments when a dispute occurs, including but not limited to the delivery in the civil supervision procedure and civil litigation procedure (first trial, second trial, re-trial and execution procedure). (3) If the address of delivery needs to be changed, it shall notify Bank of Beijing by mailing thirty working days in advance; if change is notified according to the method specified, the address of delivery changed shall prevail. If the obligation to notify fails to be fulfilled, the original address of delivery shall be still the valid address of delivery. In the event that the legal instruments fail to be actually received as the address of delivery it provides or confirms is not accurate, Bank of Beijing and the court have not been notified after the address of delivery is changed or it or the receiver it designates refuses to sign up, if they are delivered by mailing, the day of returning the instruments shall be deemed as the day of delivery; if they are delivered directly, the day on which the process server indicates the condition on the receipt of delivery shall be deemed as the day of delivery. (4) Whereas it has confirmed the address of delivery, the court may directly deliver by mailing upon delivery. Even if it fails to receive the relevant documents or legal instruments delivered by the court by mailing, it shall be deemed as delivery. (5) After a dispute enters the civil supervision procedure or civil litigation procedure, if it responds to the litigation and directly submits the letter of confirmation of the address of delivery to the court, and if the address of delivery confirmed is changed, the letter of confirmation of the address of delivery that it submits to the court shall prevail.

2. This contract/ agreement is concluded by the parties in Futian District, Shenzhen City. All disputes under this contract/ agreement and related to it shall be first settled through friendly negotiation. If the negotiation fails to work, it shall be submitted to the people’s court with jurisdiction in the place of concluding this contract/ agreement for settlement through litigation.

No text in this page. This page is the signature page of the Maximum Warranty Contract.

Y. The warrantor hereby confirms:

1.Bank of Beijing has reminded it of paying attention to the terms and conditions concerning liability or right limitation and has made full interpretation and explanation on this contract. Revision and supplementation (if any) reached by both parties has been indicated in thespecial agreement column or supplementary agreement; after fully reviewing and negotiating and discussing with Bank of Beijing, the warrantor comprehensively understands and agrees all contents of this contract including the table of contract conditions, basic terms and conditions and annexes hereto, and has no doubt or objection.

2. The warrantor has been clearly aware of the specific business category, amount of creditor’s right, debt fulfillment term and scope of guarantee under the master contract which it guarantees. The warrantor hereby irrevocably promises and warrants that as long as the date of conclusion of the specific business contract under the comprehensive credit contract or the date of handling the specific business (such as the date of acceptance of a bill of exchange, opening date of L/C, opening date of SLC and opening date of L/G) is within the occurrence period of the guaranteed principal creditor’s right specified herein, all creditor’s rights of Bank of Beijing under the aforesaid specific business shall be included in the scope of guarantee hereof, and the warrantor agrees to assume the liability of guarantee according to the agreements hereof.

Z. Both parties sign as follows:

Warrantor (signature): PAN Dangyu (signature)

Bank of Beijing (seal): Special Seal for Credit Business Contract of Bank of Beijing Co., Ltd. Shenzhen Branch (sealed)

Legal representative / person in charge or authorized representative: QU Ruiguang (signature)

Basic Terms and Conditions of Maximum Warranty Contract

1.	Definitions and Interpretation

1.1 In this contract, unless otherwise clearly specified, the following words have the following meanings:

This contract: refers to the entity jointly constituted by the following documents: table of conditions of warranty contract (the main text is paragraphs A-Z), basic terms and conditions of warranty contract, other contract annexes listed in paragraph U hereof and other documents effectively determining the rights and obligations of both parties hereunder according to law (including but not limited to the supplementary agreement, letter of commitment, etc.); however, specially refers to the corresponding terms and conditions in the table of contract conditions and basic terms and conditions if there is no different instruction when the terms and conditions hereof are quoted.

Working day: refers to any day on which the commercial bank in the city where Bank of Beijing is located handles general corporate business, excluding statutory holidays and Saturday, Sunday, but including Saturday and Sunday when the government temporarily stipulates that the pubic shall work.

Laws and regulations: refer to the laws, administrative regulations and judiciary interpretation of the supreme people’s court applicable in the mainland of China except Hong Kong, Macau and Taiwan.

1.2 Unless otherwise clearly instructed herein or in any document made on the basis of this contract, the words already defined in this contract shall have the same meaning in the document.

1.3 The titles hereunder and application scope are only for the convenience of use, which shall not be deemed as limit or increase or decrease of either party’s rights/ obligations of this contract.

2.	Main Content of Warranty Guarantee

2.1 The warrantor provides joint and several liability warranty guarantee to Bank of Beijing for the principal debtor listed in paragraph A hereof (namely the debtor under the master contract). Refer to paragraph B hereof for the guaranteed master contract and its debt fulfillment term, scope of guarantee and occurrence period of principal creditor’s right. In order to avoid any doubt, both parties confirm that the stipulation of the occurrence period of the principal creditor’s right is to include the specific business related to the scope of guarantee hereof, does not limit the occurrence and calculation of the guaranteed creditor’s rights including interests and expenses under the creditor’s right which has occurred. When the business under the master contract is handled by other branch agencies in the system of Bank of Beijing Co., Ltd., such branch agency shall obtain the corresponding guarantee right and interest within the scope of guarantee specified herein.

2.2 What’s provided by the warrantor to Bank of Beijing hereunder is independent joint and several liability warranty guarantee; even if there is other guarantee (including other arrangement similar to guarantee) under the master contract, the warrantor still directly assumes joint and several warranty liability first in order to Bank of Beijing with respect to the debt within the scope of guarantee specified herein. The scope of its liability shall not be exempted due to the existence, increase or decrease, revocation or validity of other guarantee nor shall it be exempted due to Bank of Beijing’s waiver or change of the rights or order under other guarantee; the warrantor does not fulfill its warranty liability at the premise that Bank of Beijing proposes right claim, file a lawsuit/ apply for arbitration or apply for/ carry out enforcement to the principal debtor, other guarantor or/and guaranty.

2.3 The warranty period hereunder is two years from the day of expiration (including expiration of the term specified and advance expiration in accordance with the agreement or the provisions in laws and regulations, same below) of the fulfillment term of the guaranteed debt under the master contract. If the guaranteed debt shall be fulfilled by installment, Bank of Beijing not only has the right to require the warrantor to fulfill warranty liability for the fulfillment of the debt in this period within two years from the day of expiration of the fulfillment term of each period of debt but also has the right to require the warrantor to fulfill warranty liability for all debts within the scope of guarantee within two years from the day of expiration of the fulfillment term of any period of debt after this period under the master contract as well as the right to require the warrantor to fulfill warranty liability for all debts which have been announced by Bank of Beijing to expire in advance within the scope of its guarantee within two years from the day of announcing to expire in advance in accordance with the agreement of the master contract or the provisions in laws and regulations on account that this period of debt is overdue.

3.	Change of Master Contract

3.1 Any change of the master contract does not require the consent of the warrantor or notice, and the warrantor shall continue providing warranty guarantee for the changed master contract; the warrantor is entitled to know the change and execution of the master contract from the principal debtor and Bank of Beijing by a written notice; however, in the event that the principal debtor and Bank of Beijing agree to extend the validity of the limit of the credit contract in the master contract (excluding corresponding extension of the day of expiration incurred by delay of the start day of the term and extension incurred due to rest days or holidays), agree to increase the maximum credit limit under the credit contract or the maximum capital limit guaranteed herein (except increase incurred by change of exchange rate on the basis of paragraph 3.2 hereof) and agree to change the specific business category of the usable credit limit guaranteed (excluding adjustment of the limit already allowed under the master contract), unless the warrantor’s consent on the aforesaid change is obtained, the warrantor is entitled to refuse to bear warranty liability for the debt increased from the change and still bear warranty liability according to this contract and in comparison with the changed master contract not according to the exception conditions.

3.2 In the event that the marked currency of the scope of guarantee is different from the business currency of the master contract, Bank of Beijing does not bear exchange rate risks, namely, the amount of debt increased due to change of exchange rate after the occurrence of the business within the scope of guarantee is deemed as natural increase within the scope of guarantee under this contract.

4.	Commitment and Warranty

The warrantor promises to fulfill and warrants fulfilling the following obligations before the fulfillment of this contract:

(1) The warrantor has the qualification and capacity to conclude and fulfill this contract. Its conclusion and fulfillment of this contract do not violate any laws and regulations and administrative orders, valid judiciary judgment/ arbitration award that are binding on it, do not violate any contracts, agreements or commitments that are binding on it and do not infringe on any third party’s legal rights and interests. This contract is legally binding on the warrantor and may be enforced according to law;

(2) The warrantor has valid identity certificate, fixed address and has a decent job and steady economic income, good credit, and has sufficient solvency; the warrantor bears the liability of liquidating its debts under this contract by its personal property and man and wife’s common property and other family properties; the warrantor has obtained the consent of its spouse and other family members (if any);

(3) Stick to the principle of integrity and good faith. All data and information provided by the warrantor to Bank of Beijing, including but not limited to all instructions, documents, vouchers and other materials of the warrantor’s personal condition, family members, bank account, assets, rights and interests and liabilities (including contingent liability) are true, accurate, complete, legal and valid. There is no falsity, fraud, major omission, concealment or misleading;

(4) After this contract is concluded and before it is terminated, the warrantor has no judiciary procedure, mediation procedure, arbitration procedure, administrative punishment procedure or other disputes involving in the warrantor that have or may have bad influence on the conclusion or fulfillment of this contract;

(5) The warrantor has fully known the content of the master contract, voluntarily provides guarantee for the principal debtor and assumes joint and several warranty liability for the payment and other obligations of the principal debtor under the master contract;

(6) Urge the principal debtor to promptly, completely and properly fulfill the master contract. Once knowing that the principal debtor breaches the master contract, the warrantor shall try its best to adopt remedy measures and notify Bank of Beijing without delay;

(7) Before this contract is terminated, unless the formal clear written consent of Bank of Beijing is obtained in advance, the warrantor will not transfer, shift occupation, give, lease, rent, contract, trust, set guarantee, set trust or dispose of any of its assets or rights or interests by any form; however, the value of a single disposal or the accumulative value of disposal of movable estate or rights and interests is lower than five percent of the capital of the principal debt does not require the prior consent of Bank of Beijing;

(8) Before this contract is terminated, in the event that the warrantor changes its name, permanent registered household address, residing address, unit address, contact address, postal code, fixed telephone, residence telephone, unit telephone, mobile phone, working unit, marriage status or other personal information, it shall notify Bank of Beijing in written form thirty days in advance;

(9) If the warrantor has major bad matters that affect or may affect its solvency or it is aware of the occurrence or possible occurrence of any condition that damages or may damage the rights and interests of Bank of Beijing under the master contract or hereunder, the warrantor shall try its best to adopt remedy measures and notify Bank of Beijing without delay;

(10) There is association relationship or dispute between the warrantor and the principal debtor, which has influence on the validity or revocability of this contract. In case of aforesaid matter, the warrantor has faithfully and completely explained to the Bank of Beijing in written form, and the warrantor has adopted effective measures to ensure this contract and the warranty guarantee under this contract legal and valid;

(11) When Bank of Beijing proposes the requirement for representing liquidating debts or fulfilling other liabilities specified herein or stipulated in laws and regulations to the warrantor on the basis of this contract, the warrantor shall immediately (or within the term specially specified herein) fulfill the liabilities.

5.	Taxes and Dues

The warrantor and Bank of Beijing shall assume the stamp duty which they shall pay under this contract. Taxes and administrative fees (except the taxes and dues which shall be borne by Bank of Beijing itself according to law) levied by the government or the agency which exercises the administrative function and power and notarization fees (if any) shall be borne by the warrantor.

6.	Default and Remedy Right

6.1 When any one or several circumstances as follows occur, it shall constitute the warrantor’s default event:

(1) The warrantor fails to assume warranty liability on schedule in full amount;

(2) The warrantor fails (or clearly indicates or indicates by behavior that it will not) completely and properly fulfill its commitments, warranties, obligations or liabilities under this contract;

(3) Important documents, statements or data information provided by the warrantor are untrue, inaccurate, incomplete, illegal or invalid, or there is falsity, fraud, major omission, major concealment or major misleading;

(4) The warrantor is dead, announced to be dead, is missing or is announced to be missing, or becomes a person with limited capacity for civil conducts or losses the capacity for civil conducts;

(5) Any other loan, guarantee, compensation, commitment or other repayment liability of the warrantor cannot be fulfilled when due, or have entered litigation/arbitration /enforcement procedures, or its financial status has major bad changes, or has bad credit records, or involves in disputes or administrative punishment that have/has or may have major bad influence on its solvency or the fulfillment of this contract;

(6) The warrantor’s habitual residence is changed, or the warrantor handles exit formalities or leaves the mainland of China; Bank of Beijing considers it harmful for the fulfillment of this contract;

(7) The warrantor has disputes or events involving in change of marriage relationship, support/ fostering/ raising relationship or /and separation of co-owned property; Bank of Beijing considers it possible to have bad influence on the warrantor’s solvency;

(8) The warrantor is unemployed, changes business, is adopted administrative, criminal enforcement measures including but not limited to limiting personal freedom, suffers from criminal punishment or is adopted other criminal sanction measures, etc.;

(9) Other events or acts that have or may have bad influence on the creditor’s rights and guarantee rights and interests of Bank of Beijing occur.

6.2 The principal debtor fails to fully repay the debts under the master contract on schedule or has default events under the master contract, Bank of Beijing is entitled to require the warrantor to fulfill warranty liability for the debts under the master contract withinthe scope of its guarantee.

6.3 When the warrantor has the default events under this contract, Bank of Beijing has the right to exercise the default remedy right in accordance with the agreement hereof or/ and the provisions in laws, regulations and financial rules, including but not limited to correcting default, calculating and collecting penalty interests by floating up 50% (if there is no contract interest rate, by five-ten thousandths per day) from the contract interest rate applicable under the master contract, exercising guarantee rights and interests and the right of detention according to law, announcing that all debts or some debts under the master contract are immediately due, collecting by announcement, requiring compensation of loss and requiring repaying the expenses incurred by Bank of Beijing in order to realize the creditor’s rights and guarantee rights and interests (including but not limited to litigation/ arbitration fees, appraisal/ authentication/ auction and other disposal fees, attorney’s fee, investigation and evidence collection fee, travel expense and other reasonable expenses), etc.

6.4 In the event that the warrantor’s debts hereunder shall be fulfilled upon expiration, Bank of Beijing is entitled to voluntarily directly deduct the expiring fund from the account opened by the warrantor in the system of Bank of Beijing Co., Ltd. for liquidation at any time and also is entitled to dispose of the property or rights and interests occupied or kept by any agency of Bank of Beijing Co., Ltd. to which the warrantor enjoys the ownership, disposal right or right to obtain proceeds, and use the proceeds from disposal for liquidation. Bank of Beijing has no need to separately obtain the warrantor’s consent hereto and has no need to notify the warrantor or separately provide the settlement voucher and other vouchers on the deduction of fund.

6.5 When the fund taken back by Bank of Beijing through exercise of right is different from the currency of the creditor’s right, it shall liquidate the creditor’s right of Bank of Beijing after conversion according to the exchange price of the currency of the creditor’s right sold out by the bank as published by Bank of Beijing and the currency of the receivable purchased. The exchange rate loss and currency exchange expense incurred therefrom shall be assumed by the warrantor. The warrantor is obligated to cooperate to handling the currency exchange formality.

6.6 The fund taken back by Bank of Beijing through exercise of right liquidates its creditor’s rights according to the following order: (1) the expenses for realizing the creditor’s rights and guarantee rights and interests and other expenses which shall be assumed by the warrantor, (2) damage compensation, indemnity and liquidated damages, (3) penalty interests, (4) interests, (5) capital, (6) other payables; but Bank of Beijing may change the aforesaid liquidation order. In the event that the warrantor has several expiring funds repayable, the repayment order determined by Bank of Beijing shall prevail.

6.7 In the event that one party suffers from force majeure and this party provides the certificate issued by the competent agency within 5 working days after the force majeure occurs, the corresponding liability for default of this party may be exempted according to law. But in order to avoid doubts, both parties confirm that the warrantor may be exempted for the corresponding liability for default but still has the obligation to fulfill the repayment liability within the scope of guarantee.

7.	Transfer

Without the formal clear written consent of Bank of Beijing in advance, the warrantor shall not transfer any rights, obligations or liabilities under this contract to other parties, shall not set guarantee or set trust on its rights. Bank of Beijing is entitled to unilaterally transfer its rights and interests under the master contract and hereunder to other parties and has no need to obtain the warrantor’s consent separately if regarding as money management/ trust and other investment assets. However, Bank of Beijing shall notify the warrantor by issuing announcement (not deemed violation of confidentiality obligation) at its official website or sending a written notice to the warrantor’s contact address. The warrantor shall continue assume liability to Bank of Beijing and its right transferee and beneficiary in accordance with the agreements hereof.

8.	Applicable Law and Dispute Settlement

This contract is applicable to the laws and regulations of the People’s Republic of China; all disputes under this contract and related to it shall be first settled through friendly negotiation. If the negotiation fails to work, they shall be submitted to the people’s court in the place where Bank of Beijing is located for settlement through litigation.

9.	Notarization

If it is required in paragraph M hereof, the warrantor shall go to the notary agency selected by Bank of Beijing to go through the notarization matter. The notarization fee is assumed by the warrantor. Both parties agree that this contract will have the enforcement force after notarization. At the appointed time, if Bank of Beijing’s rights and interests under the master contract or/ and this contract fail to be promptly and completely realized, Bank of Beijing has the right to directly apply for the enforcement certificate by virtue of the master contract or/ and this contract, debtor’s fulfillment record and notarization instrument issued by Bank of Beijing and apply for enforcement to the people’s court with jurisdiction in order to realize Bank of Beijing’s rights and interests under the master contract or /and this contract. The warrantor hereby specially promises that is voluntarily accepts enforcement without condition.

10.	Supplementary Provisions

10.1 When the special agreements in paragraph X hereof is inconsistent with the other terms and conditions of the text of this contract, the special agreements of this paragraph shall prevail; the annexes listed in paragraph U hereof constitute an integral part of this contract; unless otherwise stipulated in written form in the text or annex of this contract, the text of this contract shall prevail where there is inconsistency between the annex and the text of this contract.

10.2 If the number of natural persons of the warrantor party is two or more, all commitments, warranties, obligations and liabilities of the natural parties of this party are common and joint and several; any natural person’s default shall constitute all natural persons’ default; and the natural persons are agents to each other; any natural person’s consent, acceptance or being aware shall be deemed as all natural persons’ consent, acceptance and being aware.

10.3 Notices or documents sent by any party hereunder: (i) if they are submitted in person or through entrustment, the date on which the notified party or its receiving agent signs up is the date of delivery; (ii) if they are posted by express or registered mail in the same city (including downtown or suburb), the 3rd day after sending the mail is the date of delivery; (iii) if they are sent by other mailing forms, the 7th day after sending is the date of delivery; when the date of delivery determined in accordance with the aforesaid provisions is inconsistent with the date of actually receipt of the notified party or the formal signup date, the earliest date shall prevail. However, in order to avoid doubts, both parties confirm that the documents that Bank of Beijing requires the warrantor to deliver face to face shall be directly delivered by the warrant or in person or delivered by a special person appointed by the warrantor to Bank of Beijing’s business counter. Where either party changes its contact information, it shall notify the other party promptly in written form. Otherwise, the other party still has the right to deem the contact information before change as valid.

10.4 Bank of Beijing has the right to input the information related to this contract and other information provided by the warrantor in the individual credit information basic database of the People’s Bank of China, enterprise credit information basic database of the People’s Bank of China and other information libraries established legally without the approval of the government competent department for query and use by the units/ individuals with proper qualification; when the warrantor breaches this contract, Bank of Beijing is entitled to decide to publish the warrantor’s default information at discretion based on the warrantor’s default condition and provide the collection agency with the relevant information for the purpose of collecting the funds owed by the warrantor. The corresponding legal consequences shall be voluntarily borne by the warrantor.

10.5 Either party has the confidentiality obligation for the business secrets belonging to the other party which it acquires in the conclusion and fulfillment course of this contract and other nonpublic information which the other party clearly requires keeping confidential before the aforesaid information loses confidentiality, shall not openly disclose and shall not disclose to any third party without the other party’s written permission; however, if there is otherwise agreement hereof, or one party discloses in accordance with the provisions in laws and regulations or the requirements of the competent organ or its listed exchange, or reasonably discloses to the relevant transaction counterparty, money management/ trust investors and other relevant parties, or reasonably discloses to the auditor, financial counselor, legal counselor or other intermediary agencies for the purpose of this contract (this party shall require the aforesaid agencies and personage to assume the confidentiality obligation), it is not deemed as violation of the confidentiality obligation.

10.6 The validity of this contract is independent from the master contract, other guarantee under the master contract and any contract/ agreement/ commitment, free from the impact of the validity and operability of the aforesaid documents. When any term or content of this contract is revoked according to law or affirmed as invalid, the validity of the other terms and contents will not be affected and they shall still be valid. In the event that when one party breaches the contact, the other party does not exercise the corresponding remedy right, it shall not be deemed as waiver of right or permission of breach of contract.

10.7 This contract shall enter into force after the warrantor signs and the legal representative/ person in charge/ authorized representative of Bank of Beijing signs and affixes the unit official seal (or the special seal for contract).

10.8 The original of this contract is made in duplicate (if notarization and other formalities are required, the corresponding copies of original shall be signed) with Bank of Beijing holding one copy and the warrant or holding one copy. Each original has the same force.

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